Exhibit 99.3

LETTER TO BROKERS AND OTHER NOMINEE HOLDERS
LEXICON PHARMACEUTICALS, INC.
Up to 144,247,542 Shares of Common Stock To Be Issued Upon the Exercise of Subscription Rights
November 22, 2011
To Brokers, Security Dealers, Custodian Banks,
Trust Companies and Other Nominees:
This letter is being distributed to brokers, securities dealers, custodian banks, trust companies, and other nominees in connection with a subscription rights offering (the “Rights Offering”) by Lexicon Pharmaceuticals, Inc. (the “Company”) to the holders of record (the “Recordholders”) of shares of its common stock, par value $0.001 (“Common Stock”). Recordholders of Common Stock as of 5:00 p.m., New York time, on November 21, 2011 (the “Record Date”) are receiving, at no charge, non-transferable subscription rights (the “Subscription Rights”) to subscribe for and purchase shares of the Common Stock. The Subscription Rights and the Rights Offering are described in the prospectus supplement dated November 22, 2011 and the accompanying prospectus, which is enclosed with this letter (the “Prospectus”).
In the Rights Offering, the Company is offering up to an aggregate of 144,247,542 shares of Common Stock to be issued upon the exercise of the Subscription Rights, as described further in the Prospectus. The Subscription Rights will expire, if not exercised earlier, at 5:00 p.m., New York time, on December 22, 2011, unless the Company, with the consent of two of its largest shareholders, Invus, L.P. and Invus C.V., elects to extend the period of the Rights Offering beyond this date (as such date may be extended, the “Expiration Date”) or cancel the Rights Offering earlier.
As described in the Prospectus, each Recordholder will receive, at no charge, one Subscription Right for each share of Common Stock owned on the Record Date. Each Subscription Right will allow the Recordholder to subscribe to purchase 0.427175 share(s) of Common Stock (the “Basic Subscription Privilege”) at a subscription price of $1.13 per share. For example, if a Recordholder owned 100 shares of Common Stock on the Record Date, the Recordholder would receive 100 Subscription Rights and would have the right to purchase 42 shares of Common Stock (42.7175 rounded down to the nearest whole number) for $1.13 per share. Subscription Rights may only be exercised in whole share numbers; the Company will not issue fractional shares of Common Stock; and Recordholders will only be entitled to purchase a whole number of shares of Common Stock, rounded down to the nearest whole number of shares a Recordholder would otherwise be entitled to purchase. All exercises of Subscription Rights are irrevocable.
In the event that a Recordholder purchases all of the shares of Common Stock available to it pursuant to the Basic Subscription Privilege, the Recordholder may also exercise an over-subscription privilege (the “Over-Subscription Privilege”) to purchase a portion of any shares of Common Stock that are not subscribed for by other persons through the exercise of their Basic Subscription Privileges. If sufficient shares of Common Stock are available, the Company will seek to honor any such Recordholder's Over-Subscription Privilege request in full. However, if Over-Subscription Privilege requests exceed the aggregate number of shares of Common Stock available for sale pursuant to the Over-Subscription Privilege, the Company will allocate the available shares of Common Stock pro rata among each eligible person properly exercising the Over-Subscription Privilege in proportion to the number of shares of Common Stock each such person owned as of the Record Date. If any eligible person subscribes for a fewer number of shares pursuant to the Over-Subscription Privilege than otherwise allocated to such person pursuant to this pro rata allocation, then such person will be allocated only that number of shares for which the person over-subscribed, and the remaining shares of Common Stock will be allocated among all other persons exercising in full their Over-Subscription Privilege on a pro rata basis in proportion to the number of shares allocated to such persons pursuant to their Over-Subscription Privileges. The proration process will be repeated until all shares of Common Stock have been allocated or all Over-Subscription Privilege requests have been satisfied, whichever occurs earlier.

Each Recordholder will be required to submit payment in full for all of the shares of Common Stock that it wishes to purchase pursuant to the exercise of the Recordholder's Subscription Rights, including both the Basic Subscription Privilege and the Over-Subscription Privilege. As soon as practicable after the Expiration Date, BNY Mellon Shareowner Services, which is acting as the Company's subscription agent and information agent in the Rights Offering (the “Subscription Agent”), will determine the number of shares of Common Stock that Recordholders may purchase pursuant to the Over-Subscription Privilege. If a Recordholder requests and pays for more shares than are allocated to it, the Subscription Agent will refund the overpayment promptly, without interest or penalty.
The Subscription Rights are evidenced by subscription rights certificates and election forms (each, a “Subscription Rights Certificate and Election Form”) registered in the Recordholder's name. Subscription Rights are non-transferable, meaning that they may not be sold, transferred, or assigned by the Recordholder to any other party. If Recordholders do not exercise their Subscription Rights before the Expiration Date, then they will expire and Recordholders will have no further rights under them.
The Company is asking persons who hold shares of Common Stock beneficially and who have received the Subscription Rights distributable with respect to those shares through a broker, dealer, commercial bank, trust company, or other nominee, as well as persons who hold certificates of Common Stock directly and prefer to have such institutions effect transactions relating to the Subscription Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them. In addition, the Company is asking beneficial owners who wish to obtain a separate Subscription Rights Certificate and Election Form to contact the appropriate nominee as soon as possible and request that a separate Subscription Rights Certificate and Election Form be issued.
If you exercise the Subscription Rights on behalf of beneficial owners of Subscription Rights, you will be required to certify to the Company and the Subscription Agent, with respect to each beneficial owner of Subscription Rights on whose behalf you are acting, as to the aggregate number of Subscription Rights that have been exercised and the corresponding number of shares of Common Stock subscribed for in the Rights Offering.
All commissions, fees, and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the Subscription Agent, incurred in connection with the exercise of the Subscription Rights will be for the account of the holder of the Subscription Rights, and none of such commissions, fees, or expenses will be paid by the Company or the Subscription Agent.
Enclosed are copies of the following documents:

•	Prospectus;

•	A Subscription Rights Certificate and Election Form;

•	Instructions For Use of Lexicon Pharmaceuticals, Inc. Subscription Rights Certificate and Election Form;

•
A form of letter that you may send to your clients for whose accounts you hold shares of Common Stock registered in your name or the name of your nominee (including an accompanying Beneficial Owner Election Form);

•	Nominee Holder Certification, which must be completed and submitted by you if you exercise the Subscription Rights; and

•	A return envelope addressed to the Subscription Agent.
Your prompt action is requested. To exercise the Subscription Rights, you must deliver the properly completed and signed Subscription Rights Certificate and Election Form, together with payment in full of the total subscription amount that is required for all of the shares subscribed for in the Rights Offering, including the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent as described further in the Prospectus. The properly completed and signed Subscription Rights Certificate and Election Form, accompanied by full payment of the total subscription amount, must be received by the Subscription Agent by no later than 5:00 p.m., New York time, on the Expiration Date. Failure to return the properly completed Subscription Rights Certificate and Election For

m with the correct payment will result in your not being able to exercise the Subscription Rights held in your name on behalf of yourself or other beneficial owners. A Subscription Rights holder cannot revoke the exercise of Subscription Rights. Subscription Rights not exercised before 5:00 p.m., New York time, on the Expiration Date will expire.
Additional copies of the enclosed materials may be obtained from the Subscription Agent. You may also contact the Subscription Agent if you have any questions regarding the Rights Offering or require any assistance in exercising your Subscription Rights at (800) 777-3674 (toll free) if you are located within the U.S., Canada or Puerto Rico, or at (201) 680-6579 (collect) if you are located outside the U.S.
Very truly yours,

LEXICON PHARMACEUTICALS, INC.

NOTHING CONTAINED IN THE PROSPECTUS OR IN ANY OF THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF LEXICON PHARMACEUTICALS, INC., THE SUBSCRIPTION AGENT, OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE SUBSCRIPTION RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE RIGHTS OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.